Exhibit 16.1

August 9, 2010

Securities and Exchange Commission
Station Place
100 F Street, N.E.
Washington, D.C. 20549

Re:	China INSOnline Corp.
Commission File No. 001-34113

Commissioners:

We have read the statements made by China INSOnline Corp. which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of China INSOnline Corp. dated August 4, 2010.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Weinberg & Company, P.A.

WEINBERG & COMPANY, P.A.

Certified Public Accountants